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Exhibit 16.01

THURMAN SHAW & CO., L.C.

Certified Public Accountants                                James K. Thurman
                                                            Jeffrey L. Shaw
                                                            Justin R. Shaw







November 28, 2001


To Whom It May Concern:

We have served as the auditors for Ecological Services, Inc. for the period ended March 31, 2001 and 2000. During the audit periods, there have been no disagreements with Ecological Services, Inc. in regards to accounting principles, financial statement disclosures, auditing scope or procedures. All audit fees have been paid.

Sincerely,

 /s/ Jeffrey L. Shaw, CPA


Jeffrey L. Shaw, CPA
Thurman Shaw & Co., L.C.

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THURMAN SHAW & CO., L.C.

Certified Public Accountants                                James K. Thurman
                                                            Jeffrey L. Shaw
                                                            Justin R. Shaw








November 28, 2001


U. S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:       Ecological Services, Inc.

Ladies and Gentlemen:

We have read Item 4 of Ecological Services, Inc., Inc.'s Form 8-K dated November 28, 2001 (Date of earliest event reported: August 8, 2001), and are in agreement with the statements contained in the paragraph therein.

Very truly yours,

 /s/ Jeffrey L. Shaw, CPA


Jeffrey L. Shaw, CPA
Thurman Shaw & Co., L.C.